Exhibit 99.1

Viragen Announces European

Multiferon® Licensing Agreement

VRA Receives $2M Licensing Fee and Multi-Million

Dollar Funding Commitment for Melanoma Trial

PLANTATION, FLORIDA – April 18, 2007 – Viragen, Inc. (AMEX: “VRA”; “VRA.U”; “VRA.WS”) and its majority-owned subsidiary, Viragen International, Inc. (OTC BB: “VGNI”), today announced that a licensing agreement has been completed with Swedish Orphan International AB, granting exclusive marketing rights to Multiferon® (multi-subtype, human alpha interferon) for the European Union (excluding previously licensed member states).

Under terms of the agreement, Viragen received approximately $2 million (€1.5 million) as an up-front license fee and will serve as the sole manufacturer of the product. Swedish Orphan International will pay Viragen for Multiferon® at an agreed upon sales price, and, in addition, Viragen will receive double-digit royalties from Swedish Orphan International on their net sales.

Swedish Orphan International will also control and fund a significant portion of the costs for a planned European post-marketing clinical study. The melanoma post-marketing trial will further evaluate the use of Multiferon® for the first-line adjuvant treatment of high-risk malignant melanoma (Stages IIb-III).

Multiferon®, which is manufactured by Viragen International’s ViraNative AB subsidiary in Sweden, is currently approved for malignant melanoma and other diseases in Sweden, and the parties will collaborate on registration throughout the European Union with new regulatory approvals expected by early 2008.

Headquartered in Stockholm with a focus on specialty drugs targeting patients with rare, life-threatening diseases, Swedish Orphan International, “The Pioneer Orphan Drug Company”, distributes more than 40 drug products throughout Europe in partnerships with more than 30 companies.

President and CEO, Bo Jesper Hansen, welcomed the addition of Multiferon® to Swedish Orphan International’s product portfolio, “Surgery remains the predominant treatment for malignant melanoma in Europe, however, the risk of relapse remains high for the patients with this severe malignant disease. In Multiferon®, we are extremely excited about offering a safe, cost-effective, human interferon that can significantly reduce the risk of relapse and extend overall survival, thus giving promise for an increased life

Viragen, Inc.
865 SW 78th Avenue, Suite 100, Plantation, Florida 33324 – Telephone (954) 233-8746 – Fax (954) 233-1414
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expectancy and quality of life for patients with malignant melanoma. Based on our extensive relationships with hospitals, physicians, patient advocacy groups and government agencies, we are committed to making this a priority product in our portfolio, as it holds high potential to emerge as a preferred therapy for patients with malignant melanoma and other severe diseases.”

“By licensing Multiferon® to one of the fastest growing companies in Europe and with their highly specialized marketing coverage in the orphan indications space, we believe we have the optimal collaborator in place to significantly increase our sales throughout Europe within the next few years,” stated Viragen’s President and CEO, Charles A. Rice.

Viragen is preparing to proceed with an EU regulatory process for Multiferon®, through a registration pathway called the Mutual Recognition Procedure (MRP). This procedure allows a single registration dossier to be filed for approval among a targeted group of EU countries via one application and review process.

Mr. Rice added, “For a specialty product such as Multiferon®, it is of vital importance that we work with an accomplished team for which our drug represents a source of dramatic growth, for them as well as for us. We are confident that Swedish Orphan International will appropriately ‘champion’ the product, and provide a level of commitment and investment to rapidly advance its uptake throughout Europe.”

About Multiferon®:

Alpha interferon is produced by the human immune system and helps improve the body’s natural resistance to disease.

Multiferon® differs from single-subtype recombinant alpha interferon drug products in that it contains a unique mixture of multiple subtypes of human interferon (a1, a2, a8, a10, a14, a21). It is believed that each subtype, some of which are glycosylated, employs a specific biological activity, but more importantly, the subtypes act synergistically to elicit an overall effect.

In February 2006, Multiferon® was approved in Sweden for the first-line adjuvant treatment of high-risk malignant melanoma. Viragen is proceeding with a regulatory strategy targeting approvals throughout the broader European Union.

For more on prescription information, please visit: http://www.Multiferon.com

About Swedish Orphan International AB:

Swedish Orphan International, which was established in 1988 in Sweden, has developed into a worldwide pioneer in the field of orphan drugs. Today Swedish Orphan International supplies orphan drugs to around 50 countries, including in Europe as well as the USA, Japan, Australia and Canada. The company’s business objective is to develop and make available drugs for the treatment of rare disease patients for which no satisfactory treatment is available. Swedish Orphan International is, since 2004, owned by a consortium comprising Investor Growth Capital (“IGC”), the largest investment company in Scandinavia (www.investorgrowthcapital.com), Skandia Investment, a Swedish private equity fund managed by Priveq Investment (www.priveqinvestment.se) and Swedish Orphan International’s Management.

Viragen, Inc.
865 SW 78th Avenue, Suite 100, Plantation, Florida 33324 – Telephone (954) 233-8746 – Fax (954) 233-1414
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For more information, please visit: http://www.Swedishorphan.com

About Viragen, Inc.:

With international operations in the U.S., Scotland and Sweden, we are a bio-pharmaceutical company engaged in the research, development, manufacture and commercialization of therapeutic proteins for the treatment of cancers and viral diseases. Our product and product candidate portfolio includes: Multiferon® (multi-subtype, human alpha interferon) which is uniquely positioned in valuable niche indications, such as high-risk malignant melanoma, other niche cancer indications and selected infectious diseases; VG101, a humanized monoclonal antibody that binds selectively to an antigen over-expressed on Stage IV malignant melanoma tumors; and VG102, a highly novel humanized monoclonal antibody that binds selectively to an antigen that is over-expressed on nearly all solid tumors. We are also pioneering the development of the OVA™ System (Avian Transgenics), with the renowned Roslin Institute, the creators of “Dolly the Sheep”, as a revolutionary manufacturing platform for the large-scale, efficient and economical production of human therapeutic proteins and antibodies, by expressing these products in the egg whites of transgenic hens.

For more information, please visit: http://www.Viragen.com

Viragen, Inc. Corporate Contact:

Douglas Calder, Director of Communications

Phone: (954) 233-8746; Fax: (954) 233-1414

E-mail: dcalder@viragen.com

The foregoing press announcement contains forward-looking statements that can be identified by such terminology such as “believes,” “expects,” “potential,” “plans,” “suggests,” “may,” “should,” “could,” “intends,” or similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. In particular, management’s expectations regarding future research, development and/or commercial results could be affected by, among other things, uncertainties relating to clinical trials and product development; availability of future financing; unexpected regulatory delays or government regulation generally; the success of third-party marketing efforts; our ability to retain third-party distributors; our ability to obtain or maintain patent and other proprietary intellectual property protection; and competition in general. Forward-looking statements speak only as to the date they are made. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Viragen, Inc.
865 SW 78th Avenue, Suite 100, Plantation, Florida 33324 – Telephone (954) 233-8746 – Fax (954) 233-1414
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